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                                                                    Exhibit 10.2

                              DEPARTMENT OF ENERGY
[SEAL]                   Bonneville Power Administration
                                  P.O. Box 3621
                           Portland, Oregon 97208-3621
                                                             POWER BUSINESS LINE



June 28, 2001

In reply refer to:  PTS

                                                         Amendment No. 1
                                                         Contract No. 01PB-10758
                                                         REMARKETING ADDENDUM
                                                         TO THE 1996 AGREEMENTS

Mr. Brett Wilcox
Golden Northwest Aluminum, Inc.
Goldendale Aluminum Company
Northwest Aluminum Company

Dear Mr. Wilcox:

This letter agreement (Amendment No. 1) constitutes an amendment to Contract No. 01PB-10758 (Addendum) among the Bonneville Power Administration (BPA), Golden Northwest Aluminum, Inc. (Golden Northwest), Goldendale Aluminum Company (GAC), and Northwest Aluminum Company (NAC). Capitalized terms not defined in this Amendment No. 1 shall be as defined in the Addendum. GAC and NAC are collectively referred to as the "Companies."

The Companies have agreed to contract for the purchase of power from Northwest Energy Development, LLC (Northwest Energy), which has agreed to develop certain conventional and renewable resources to provide power (the "Power Projects"), as provided in the Plan and Agreement for Construction of Resources to Provide Power for Future Operations of Goldendale Aluminum Company and Northwest Aluminum Company (the "MOU").


Accordingly, BPA, Golden Northwest, GAC, and NAC agree:

       1. EFFECTIVE DATE AND TERM. This Amendment No. 1 takes effect on the date signed by the Parties, and shall continue in effect until October 1, 2006.


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       2.     AMENDMENT OF ADDENDUM. The Addendum is amended as follows:

              A new section 6(f) is added as follows:

              "(f)   Escrow

                     (1) A portion of the Excess Federal Power revenues under Contract No. 01PB-23298, as amended, shall be delivered by the purchaser of such Excess Federal Power (the aggregate amount so delivered, the "Deposited Amount") to a financial institution (the "Escrow Agent") to be held in an escrow account (the "Escrow") until October 1, 2006 (the "Termination Date") on terms and subject to conditions set forth in an escrow agreement, Contract No. 01PB-11015 (the "Escrow Agreement"), approved by the Parties.

                     (2) BPA's obligation pursuant to sections 6(c) and 6(d) of the Addendum to pay Net Proceeds to the Companies or their respective designees shall, with respect to the Deposited Amount, be suspended until the Termination Date.

                     (3) The Escrow will be invested by the Escrow Agent in certain investments described in the Escrow Agreement (the "Permitted Investments"), including notes issued by Northwest Energy (the "Notes"). No investment in any Note will be made unless the Escrow Agent shall have received BPA's written authorization. BPA shall authorize the investment in any Note upon receipt by BPA from Northwest Energy of documentation reasonably acceptable to BPA that evidences the proposed application of the proceeds of such Note for expenditures or costs of Power Projects. As provided in the Escrow Agreement, all Permitted Investments will be liquidated by the Escrow Agent on or immediately prior to the Termination Date.

                     (4) Upon disbursement to BPA of all funds then held in the Escrow Account, an amount equal to the sum of the Deposited Amount, (net of any costs and fees that, on the Termination Date, are deducted by the Escrow Agent pursuant to the Escrow Agreement from funds other than investment earnings on the Deposited Amount), plus BPA's avoided interest cost on the Deposited Amount (reduced by the face amount of any unpaid Notes, plus accrued and unpaid interest thereon) will thereafter be held by BPA for application pursuant to sections 6(c) and 6(d) of this Addendum.


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                     (5)    The liquidation by the Escrow Agent of any unpaid
                            Notes, as provided in the Escrow Agreement, shall be deemed to be a payment to the Companies of Net Proceeds under sections 6(c) and 6(d) of this Addendum and, as a result, the amount of Net Proceeds available for payment pursuant to such sections 6(c) and 6(d) shall be irrevocably reduced dollar for dollar by such amount."

If the foregoing terms are acceptable, please sign both originals and return one original of this Amendment to me. The remaining original is for your files.


                                        Sincerely,




                                        Account Executive

                                        Name          Scott K. Wilson
                                            ------------------------------------
                                        (Print/Type)


ACCEPTED:

NORTHWEST ALUMINUM COMPANY              GOLDEN ALUMINUM COMPANY


By    /s/ BRETT WILCOX                  By     /s/ BRETT WILCOX
     ------------------------------           ----------------------------------

Name  Brett Wilcox                      Name   Brett Wilcox
     ------------------------------           ----------------------------------
(Print/Type)                            (Print/Type)

Title President                         Title  President
     ------------------------------           ----------------------------------

Date  June 28, 2001                     Date   June 28, 2001
     ------------------------------           ----------------------------------


GOLDENDALE NORTHWEST ALUMINUM, INC.


By    /s/ BRETT WILCOX
     ------------------------------

Name  Brett Wilcox
     ------------------------------
(Print/Type)

Title President
     ------------------------------

Date  June 28, 2001
     ------------------------------